EXHIBIT 99.2
NOTICE OF GUARANTEED DELIVERY
for
Offer to Exchange All Outstanding
8 7/8% Senior Subordinated Notes due 2017 for
8 7/8% Senior Subordinated Notes due 2017
and
9 1/4%/10% Senior Subordinated Toggle Notes due 2017 for
9 1/4%/10% Senior Subordinated Toggle Notes due 2017 of
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

          THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     , 2007 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

          Registered holders of outstanding 8 7/8% Senior Subordinated Notes due 2017 (the “Outstanding Cash Notes”) and outstanding 9 1/4%/10% Senior Subordinated Toggle Notes due 2017 (the “Outstanding Toggle Notes”) who wish to tender their such notes in exchange for a like principal amount of new 8 7/8% Senior Subordinated Notes due 2017 (the “Exchange Cash Notes”) and 9 1/4%/10% Senior Subordinated Toggle Notes due 2017 (the “Exchange Toggle Notes”), respectively and whose Outstanding Cash Notes and/or Outstanding Toggle Notes are not immediately available or who cannot deliver their such notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer-Procedures for Tendering” in the Prospectus.
The Exchange Agent is:
U.S. BANK NATIONAL ASSOCIATION
For Delivery by Registered or Certified Mail; Hand or Overnight Delivery:
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attn: Specialized Finance
Fax: (651) 495-8158
For Information or Confirmation by Telephone:
(800) 934-6802
     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. The instructions accompanying the Letter of Transmittal should be read carefully before completing this Notice of Guaranteed Delivery.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:
     The undersigned hereby tenders the principal amount of Outstanding Cash Notes and/or Outstanding Toggle Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated     , 2007 of United Surgical Partners International, Inc. (the “Prospectus”), receipt of which is hereby acknowledged.
     The undersigned understands that no withdrawal of a tender of Outstanding Cash Notes and/or Outstanding Toggle Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Outstanding Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.
     The undersigned understands that the exchange of Outstanding Cash Notes for Exchange Cash Notes and/or Outstanding Toggle Notes for Exchange Toggle Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Outstanding Cash Notes and/or Outstanding Toggle Notes (or book-entry confirmation of the transfer of such Outstanding Cash Notes and/or Outstanding Toggle Notes) into the Exchange Agent’s account at The Depository Trust Company (“DTC”) and (2) a Letter of Transmittal (or facsimile thereof) with respect to such Outstanding Cash Notes and/or Outstanding Toggle Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the Letter of Transmittal.
     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

DESCRIPTION OF OUTSTANDING CASH NOTES AND/OR
OUTSTANDING TOGGLE NOTES TENDERED

Name and address of
	registered holder as it	Certificate Number(s) of Outstanding	Principal Amount
	appears on the	Cash Notes and/or Outstanding	of Outstanding Cash Notes
	Outstanding Notes	Toggle Notes Tendered (or Account	and/or Outstanding Toggle
Name of Tendering Holder	(Please Print)	Number at Book-Entry Facility)	Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Cash Notes and/or Outstanding Toggle Subordinated Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
     The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent its address set forth on the reverse hereof, the certificates representing the Outstanding Cash Notes and/or Outstanding Toggle Notes (or a confirmation of book-entry transfer of such notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five business days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone No.:

Date:

NOTE:	DO NOT SEND OUTSTANDING CASH NOTES OR OUTSTANDING TOGGLE NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING CASH NOTES AND OUTSTANDING TOGGLE NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.